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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  May 9, 1997



                               Vista Bancorp, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



         New Jersey                    0-21264                     22-2870972
         ----------                    -------                     ----------
(State or other jurisdiction         (Commission               (I.R.S. employer
   of incorporation)                  file number)                   Id. No.)



305 Roseberry Street, P.O. Box 5360, Phillipsburg, New Jersey          08865
-------------------------------------------------------------          -----
(Address of Principal Executive Offices)                             (Zip Code)




Registrant's telephone number, including area code:  (908) 859-9500



Former name or former address, if changed from last report:  Not Applicable.


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                               VISTA BANCORP, INC.
                                    FORM 8-K


Item 1.           Changes in Control of Registrant

                  Not Applicable.


Item 2.           Acquisition or Disposition of Assets.

                  Not Applicable.


Item 3.           Bankruptcy or Receivership.

                  Not Applicable.


Item 4.           Changes in Registrant's Certifying Accountant.

                  Not Applicable.


Item 5.           Other Events.

                  The Registrant held its 1997 Annual Meeting of Shareholders on April 23, 1997. At such meeting, the shareholders approved the following proposals:

                  a. To amend and restate, in its entirety, the Vista Employee Stock Purchase Plan. This proposed amendment was approved by a vote of 2,863,413 shares or 69.75% FOR and 118,249 shares or 2.88% AGAINST.

                  b. To amend and restate, in its entirety, the Vista Board of Directors Stock Purchase Plan. This proposed amendment was approved by a vote of 2,818,618 shares or 68.65% FOR and 163,043 shares or 3.97% AGAINST.

                  c. To amend Item 21 of the Vista Dividend Reinvestment and Stock Purchase Plan, relating to termination, suspension and amendment of such plan. This proposed amendment was approved by a vote of 3,153,953 shares or 76.82% FOR and 129,778 shares or 3.16% AGAINST.

Item 6.           Resignations of Registrant's Directors.

                  Not Applicable.

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Item 7.           Financial Statements and Exhibits.

                  Not Applicable.


Item 8.           Change in fiscal year.

                  Not Applicable


                                   SIGNATURES
                                   ----------

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              VISTA BANCORP, INC.
                                              -------------------
                                             (Registrant)


Date:  May 9, 1997                            /s/ William F. Keefe
                                              --------------------------------
                                              William F. Keefe, Executive Vice
                                              President, Treasurer and Chief
                                              Financial Officer

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